                                                                                       EXHIBIT 11
                                     FOCUS ENHANCEMENTS, INC.
                           STATEMENT OF COMPUTATION OF INCOME PER SHARE


                                                      Three months ended      Three months ended
                                                        September 30,           September 30,
                                                             1999                    1998
                                                      ------------------      ------------------
                                                        (As Restated)
Net income                                                $    77,310             $   467,725
                                                          ===========             ===========

Basic:

Weighted average number of common shares outstanding       19,061,111              17,427,999
                                                          ===========             ===========


Diluted:

Weighted average number of common shares outstanding       19,061,111              17,427,999
Weighted average common equivalent shares                     328,573                 690,927

Weighted average number of common and common equivalent   -----------             -----------
shares outstanding used to calculate per share data        19,389,684              18,118,926
                                                          ===========             ===========

Net income per share
        Basic                                             $      0.00             $      0.03
                                                          ===========             ===========
        Diluted                                           $      0.00             $      0.03
                                                          ===========             ===========



                                                       Nine months ended       Nine months ended
                                                         September 30,           September 30,
                                                             1999                    1998
                                                          -----------             -----------
                                                         (As Restated)
Net income                                                $   193,622             $ 1,448,121
                                                          ===========             ===========
Basic:

Weighted average number of common
 shares outstanding                                        18,210,783              16,054,513
                                                          ===========             ===========


Diluted:

Weighted average number of common
 shares outstanding                                        18,210,783              16,054,513
Weighted average common equivalent shares                     462,980                 647,792

Weighted average number of common and common equivalent   -----------             -----------
shares outstanding used to calculate per share data        18,673,763              16,702,305
                                                          ===========             ===========

Net income per share
        Basic                                             $      0.01             $      0.09
                                                          ===========             ===========
        Diluted                                           $      0.01             $      0.09
                                                          ===========             ===========